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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this registration statement of Ross Systems, Inc. on Form S-8 of our report dated August 21, 1997, on our audit of the consolidated financial statements and financial statement schedules of Ross Systems, Inc. as of June 30, 1997 and 1996, and for the years ended June 30, 1997 and 1996, which report is included in the Company's Annual Report on Form 10-K.

/s/ Coopers & Lybrand L.L.P.

Atlanta, Georgia
September 26, 1997